Exhibit 2

Unaudited Condensed Consolidated Interim Financial Statements of WPP plc for the six months ended

30 June 2013 and 2012 and the year ended 31 December 2012

WPP plc

Unaudited condensed consolidated interim income statement

for the six months ended 30 June 2013 and 2012 and the year ended 31 December 2012

	Notes	Six months ended 30 June 2013 £m		Six months ended 30 June 2012 £m		Year ended 31 December 2012 £m
Revenue	6	5,326.7		4,971.6		10,373.1
Direct costs		(442.4)		(403.8)		(858.3)
Gross profit		4,884.3		4,567.8		9,514.8
Operating costs	4	(4,370.5)		(4,112.4)		(8,273.7)
Operating profit		513.8		455.4		1,241.1
Share of results of associates	4	27.6		28.0		69.4
Profit before interest and taxation		541.4		483.4		1,310.5
Finance income	5	25.0		27.9		55.9
Finance costs	5	(138.3)		(131.1)		(269.8)
Revaluation of financial instruments	5	(1.0)		(22.5)		(4.7)
Profit before taxation		427.1		357.7		1,091.9
Taxation	7	(111.7)		(50.9)		(197.2)
Profit for the period		315.4		306.8		894.7

Attributable to:
Equity holders of the parent		280.9		277.8		822.7
Non-controlling interests		34.5		29.0		72.0
		315.4		306.8		894.7
Earnings per share
Basic earnings per ordinary share	9	22.3	p	22.3	p	66.2	p
Diluted earnings per ordinary share	9	21.5	p	21.6	p	62.8	p

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim income statement.

WPP plc

Unaudited condensed consolidated interim statement of comprehensive income for the six months ended 30 June 2013 and 2012 and the years ended 31 December 2012, 2011 and 2010

	Six months ended 30 June 2013 £m	Six months ended 30 June 2012 £m	Year ended 31 December 2012 £m	Year ended 31 December 2011 £m	Year ended 31 December 2010 £m
Profit for the period	315.4	306.8	894.7	916.5	661.0
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	296.9	(165.8)	(305.2)	(256.3)	156.3
Gain/(loss) on revaluation of available for sale investments	5.5	25.7	(3.5)	11.3	(59.8)
	302.4	(140.1)	(308.7)	(245.0)	96.5
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	(83.9)	(72.0)	(0.4)
Deferred tax on defined benefit pension plans	—	—	7.3	0.1	0.2
	—	—	(76.6)	(71.9)	(0.2)
Other comprehensive income/(loss) relating to the period	302.4	(140.1)	(385.3)	(316.9)	96.3
Total comprehensive income relating to the period	617.8	166.7	509.4	599.6	757.3

Attributable to:
Equity holders of the parent	578.9	139.7	444.2	529.5	672.6
Non-controlling interests	38.9	27.0	65.2	70.1	84.7
	617.8	166.7	509.4	599.6	757.3

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of comprehensive income.

WPP plc

Unaudited condensed consolidated interim cash flow statement for the six months ended 30 June 2013 and 2012 and the year ended 31 December 2012

	Notes	Six months ended 30 June 2013 £m	Six months ended 30 June 2012 £m	Year ended 31 December 2012 £m
Net cash inflow/(outflow) from operating activities	10	175.2	(136.5)	908.3
Investing activities
Acquisitions and disposals	10	(93.8)	(136.9)	(566.5)
Purchase of property, plant and equipment		(128.4)	(97.2)	(290.3)
Purchase of other intangible assets (including capitalised computer software)		(22.2)	(19.0)	(39.8)
Proceeds on disposal of property, plant and equipment		3.5	5.3	123.5
Net cash outflow from investing activities		(240.9)	(247.8)	(773.1)
Financing activities
Share option proceeds		16.7	37.4	56.0
Cash consideration for non-controlling interests	10	(4.7)	(3.3)	(20.1)
Share repurchases and buybacks	10	(133.1)	(66.2)	(134.5)
Net increase in borrowings	10	—	7.6	380.5
Financing and share issue costs		(1.2)	(0.4)	(8.2)
Equity dividends paid		—	—	(306.6)
Dividends paid to non-controlling interests in subsidiary undertakings		(24.4)	(24.8)	(51.9)
Net cash outflow from financing activities		(146.7)	(49.7)	(84.8)
Net (decrease)/increase in cash and cash equivalents		(212.4)	(434.0)	50.4
Translation differences		111.7	(22.5)	(119.3)
Cash and cash equivalents at beginning of period		1,359.3	1,428.2	1,428.2
Cash and cash equivalents at end of period	10	1,258.6	971.7	1,359.3

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim cash flow statement.

WPP plc

Unaudited condensed consolidated interim balance sheet

as at 30 June 2013 and 2012 and 31 December 2012

	Notes	30 June 2013 £m	30 June 2012 £m	31 December 2012 £m
Non-current assets
Intangible assets:
Goodwill	12	9,938.2	9,385.8	9,457.2
Other	13	1,843.9	1,767.5	1,827.4
Property, plant and equipment		821.0	717.2	768.3
Interests in associates and joint ventures		886.6	838.7	887.2
Other investments		209.8	212.8	176.5
Deferred tax assets		91.3	84.9	91.2
Trade and other receivables	14	210.9	331.9	245.1
		14,001.7	13,338.8	13,452.9

Current assets
Inventory and work in progress		336.9	410.4	348.2
Corporate income tax recoverable		128.8	82.0	124.2
Trade and other receivables	14	9,495.1	8,533.7	9,007.0
Cash and short-term deposits		1,425.3	1,350.6	1,945.3
		11,386.1	10,376.7	11,424.7

Current liabilities
Trade and other payables	15	(11,001.0)	(10,265.6)	(10,907.8)
Corporate income tax payable		(64.4)	(66.2)	(102.9)
Bank overdrafts and loans		(994.2)	(397.8)	(1,085.9)
		(12,059.6)	(10,729.6)	(12,096.6)
Net current liabilities		(673.5)	(352.9)	(671.9)
Total assets less current liabilities		13,328.2	12,985.9	12,781.0

Non-current liabilities
Bonds and bank loans		(3,148.2)	(3,814.1)	(3,680.6)
Trade and other payables	16	(553.5)	(638.4)	(512.0)
Corporate income tax payable		(402.3)	(383.2)	(375.3)
Deferred tax liabilities		(709.3)	(671.3)	(680.3)
Provisions for post-employment benefits		(354.1)	(277.4)	(335.6)
Provisions for liabilities and charges		(151.0)	(144.8)	(136.6)
		(5,318.4)	(5,929.2)	(5,720.4)
Net assets		8,009.8	7,056.7	7,060.6

Equity
Called-up share capital	17	133.4	126.7	126.5
Share premium account		399.7	142.4	175.9
Shares to be issued		1.7	2.2	1.8
Other reserves		898.8	(4,336.1)	(4,513.0)
Own shares		(215.7)	(173.1)	(166.5)
Retained earnings		6,525.6	11,058.8	11,186.3
Equity share owners’ funds		7,743.5	6,820.9	6,811.0
Non-controlling interests		266.3	235.8	249.6
Total equity		8,009.8	7,056.7	7,060.6

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim balance sheet.

WPP plc

Unaudited condensed consolidated interim statement of changes in equity for the six months ended 30 June 2013, 31 December 2012, and 30 June 2012

	Called-up share capital £m	Share premium account £m	Shares to be issued £m	Other reserves £m	Own shares £m	Retained earnings £m	Total equity share owners’ funds £m	Non- controlling interests £m	Total £m
Balance at 1 January 2012	126.6	105.7	2.4	(4,197.3)	(177.6)	10,803.5	6,663.3	231.0	6,894.3
Ordinary shares issued	0.7	36.7	(0.2)	0.1	—	—	37.3	—	37.3
Share cancellations	(0.6)	—	—	0.6	—	(45.9)	(45.9)	—	(45.9)
Treasury share allocations	—	—	—	—	1.0	(1.0)	—	—	—
Exchange adjustments on foreign currency net investments	—	—	—	(163.8)	—	—	(163.8)	(2.0)	(165.8)
Net profit for the period	—	—	—	—	—	277.8	277.8	29.0	306.8
Dividends paid	—	—	—	—	—	—	—	(24.8)	(24.8)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	43.5	43.5	—	43.5
Tax adjustment on share-based payments	—	—	—	—	—	8.9	8.9	—	8.9
Net movement in own shares held by ESOP Trusts	—	—	—	—	3.5	(23.8)	(20.3)	—	(20.3)
Gain on revaluation of available for sale investments	—	—	—	25.7	—	—	25.7	—	25.7
Recognition/remeasurement of financial instruments	—	—	—	(1.4)	—	(1.5)	(2.9)	—	(2.9)
Acquisition of subsidiaries[1]	—	—	—	—	—	(2.7)	(2.7)	2.6	(0.1)
Balance at 30 June 2012	126.7	142.4	2.2	(4,336.1)	(173.1)	11,058.8	6,820.9	235.8	7,056.7
Ordinary shares issued	0.3	18.3	(0.4)	0.4	—	—	18.6	—	18.6
Share issue/cancellation costs	—	(0.2)	—	—	—	—	(0.2)	—	(0.2)
Share cancellations	(0.1)	—	—	0.1	—	(9.2)	(9.2)	—	(9.2)
Treasury share additions	—	—	—	—	(0.6)	—	(0.6)	—	(0.6)
Treasury share allocations	—	—	—	—	(0.1)	0.1	—	—	—
Treasury share cancellations	(0.6)	—	—	0.6	37.2	(37.2)	—	—	—
Exchange adjustments on foreign currency net investments	—	—	—	(134.6)	—	—	(134.6)	(4.8)	(139.4)
Net profit for the period	—	—	—	—	—	544.9	544.9	43.0	587.9
Dividends paid	—	—	—	—	—	(306.6)	(306.6)	(27.1)	(333.7)
Scrip dividend	0.2	15.4	—	—	—	(15.6)	—	—	—
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	49.3	49.3	—	49.3
Tax adjustment on share-based payments	—	—	—	—	—	9.4	9.4	—	9.4
Net movement in own shares held by ESOP Trusts	—	—	—	—	(29.9)	(28.6)	(58.5)	—	(58.5)
Actuarial loss on defined benefit pension plans	—	—	—	—	—	(83.9)	(83.9)	—	(83.9)
Deferred tax on defined benefit pension plans	—	—	—	—	—	7.3	7.3	—	7.3
Loss on revaluation of available for sale investments	—	—	—	(29.2)	—	—	(29.2)	—	(29.2)
Recognition/remeasurement of financial instruments	—	—	—	4.1	—	16.3	20.4	—	20.4
Share purchases – close period commitments	—	—	—	(18.3)	—	—	(18.3)	—	(18.3)
Acquisition of subsidiaries[1]	—	—	—	—	—	(18.7)	(18.7)	2.7	(16.0)
Balance at 31 December 2012	126.5	175.9	1.8	(4,513.0)	(166.5)	11,186.3	6,811.0	249.6	7,060.6
Reclassification due to Group reconstruction[2]	—	(176.0)	—	5,133.7	—	(4,957.7)	—	—	—
Ordinary shares issued	0.3	16.4	(0.1)	0.1	—	—	16.7	—	16.7
Shares issued on conversion of bond	6.6	383.4	—	—	—	—	390.0	—	390.0
Reclassification of convertible bond	—	—	—	(38.6)	—	31.0	(7.6)	—	(7.6)
Treasury share additions	—	—	—	—	(17.6)	—	(17.6)	—	(17.6)
Treasury share allocations	—	—	—	—	3.2	(3.2)	—	—	—
Exchange adjustments on foreign currency net investments	—	—	—	292.5	—	—	292.5	4.4	296.9
Net profit for the period	—	—	—	—	—	280.9	280.9	34.5	315.4
Dividends paid	—	—	—	—	—	—	—	(24.4)	(24.4)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	50.1	50.1	—	50.1
Tax adjustment on share-based payments	—	—	—	—	—	23.5	23.5	—	23.5
Net movement in own shares held by ESOP Trusts	—	—	—	—	(34.8)	(80.7)	(115.5)	—	(115.5)
Gain on revaluation of available for sale investments	—	—	—	5.5	—	—	5.5	—	5.5
Recognition/remeasurement of financial instruments	—	—	—	0.3	—	(2.5)	(2.2)	—	(2.2)
Share purchases—close period commitments	—	—	—	18.3	—	—	18.3	—	18.3
Acquisition of subsidiaries[1]	—	—	—	—	—	(2.1)	(2.1)	2.2	0.1
Balance at 30 June 2013	133.4	399.7	1.7	898.8	(215.7)	6,525.6	7,743.5	266.3	8,009.8

Note

The accompanying notes form an integral part of the unaudited condensed consolidated interim statement of changes in equity.

1 Acquisition of subsidiaries represents movements in retained earnings and non-controlling interests arising from increases in ownership of existing subsidiaries and recognition of non-controlling interests on new acquisitions.

2 On 2 January 2013, pursuant to a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, a new parent company was introduced. Upon implementation, the Group’s share premium account and merger reserve (included in other reserves) have been transferred to retained earnings.

Total comprehensive income relating to the period ended 30 June 2013 was £617.8 million (period ended 30 June 2012: £166.7 million; year ended 31 December 2012: £509.4 million).

Notes to the unaudited condensed consolidated interim financial statements

1.	Basis of accounting

The unaudited condensed consolidated interim financial statements are prepared under the historical cost convention, except for the revaluation of certain financial instruments as disclosed in our accounting policies.

2.	Accounting policies

The unaudited condensed consolidated interim financial statements comply with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), IAS 34 Interim Financial Reporting and with the accounting policies of the Group which were set out on pages F-2 to F-7 of the 2012 Annual Report on Form 20-F.

During the period the Group adopted IAS 19 (amended): Employee Benefits. As a result the interest cost on pension plan liabilities and expected return on plan assets reported in previous years have been replaced with a net interest amount. The Group has amended the presentation of prior year comparative amounts to reflect these requirements. There is no material impact of adopting IAS 19 (amended) on the profit for any of the periods presented. No other Standards that have been adopted during the period have had a significant impact on the financial statements of the Group except for additional disclosures. No other changes have been made to the Group’s accounting policies in the period ended 30 June 2013.

Scheme of Arrangement

On 2 January 2013, pursuant to a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, a new parent company was introduced which is now called WPP plc. The previous parent company has been renamed and re-registered as WPP 2012 Limited.

The announcement of the interim results was approved by the board of directors on 29 August 2013.

3.	Currency conversion

The reporting currency of the Group is pound sterling and the unaudited condensed consolidated interim financial statements have been prepared on this basis.

The 2013 unaudited condensed consolidated interim income statement is prepared using, among other currencies, average exchange rates of US$1.5441 to the pound (period ended 30 June 2012: US$1.5774; year ended 31 December 2012: US$1.5852) and €1.1753 to the pound (period ended 30 June 2012: €1.2156; year ended 31 December 2012: €1.2336). The unaudited condensed consolidated balance sheet as at 30 June 2013 has been prepared using the exchange rates on that day of US$1.5185 to the pound (30 June 2012: US$1.5682; 31 December 2012: US$1.6242) and €1.1675 to the pound (30 June 2012: €1.2396; 31 December 2012: €1.2307).

4.	Operating costs and share of results of associates

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Staff costs	3,246.4	3,039.4	6,106.1
Establishment costs	368.6	342.7	690.6
Other operating costs	755.5	730.3	1,477.0
Total operating costs	4,370.5	4,112.4	8,273.7

Notes to the unaudited condensed consolidated interim financial statements (continued)

4.	Operating costs and share of results of associates (continued)

Staff costs include:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Wages and salaries	2,239.7	2,124.5	4,289.7
Cash-based incentive plans	77.8	83.9	198.1
Share-based incentive plans	50.1	43.5	92.8
Social security costs	302.5	272.9	524.7
Pension costs	76.7	73.1	148.7
Severance	18.1	22.0	50.8
Other staff costs	481.5	419.5	801.3
	3,246.4	3,039.4	6,106.1
Staff cost to revenue ratio	60.9%	61.1%	58.9%

Other operating costs include:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Amortisation and impairment of acquired intangible assets	94.2	82.3	171.9
Goodwill impairment	—	—	32.0
(Gains)/losses on disposal of investments	(0.3)	3.3	(26.8)
Gains on re-measurement of equity interest on acquisition of controlling interest	—	(3.5)	(5.3)
Investment write-downs	—	4.6	19.6
Gain on sale of freehold property in New York	—	—	(71.4)
Cost of changes to corporate structure	—	—	4.1
Restructuring costs	—	—	93.4

Share of results of associates include:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Share of profit before interest and taxation	44.1	42.8	105.1
Share of exceptional (losses)/gains	(1.7)	0.1	(3.0)
Share of interest and non-controlling interests	(2.2)	(0.9)	(1.6)
Share of taxation	(12.6)	(14.0)	(31.1)
	27.6	28.0	69.4

Notes to the unaudited condensed consolidated interim financial statements (continued)

5.	Finance income, finance costs and revaluation of financial instruments

Finance income includes:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Income from available for sale investments	—	0.1	1.2
Interest income	25.0	27.8	54.7
	25.0	27.9	55.9

Finance costs include:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year Ended 31 December 2012
	£m	£m	£m
Net interest expense on pension plans[1]	5.4	5.3	11.3
Interest on other long-term employee benefits	0.8	0.9	1.7
Interest payable and similar charges	132.1	124.9	256.8
	138.3	131.1	269.8

[1]	Comparative figures have been restated to reflect the requirements of IAS 19 (amended): Employee Benefits (as outlined in note 2).

Revaluation of financial instruments include:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Movements in fair value of treasury instruments	(0.8)	(11.4)	(14.8)
Revaluation of put options over non-controlling interests	(7.4)	(6.1)	(5.1)
Revaluation of payments due to vendors (earnout agreements)	7.2	(5.0)	15.2
	(1.0)	(22.5)	(4.7)

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m

Revenue
Advertising and Media Investment Management	2,192.4	2,044.2	4,273.2
Data Investment Management[1]	1,238.3	1,191.3	2,460.2
Public Relations & Public Affairs	457.8	458.6	917.1
Branding & Identity, Healthcare and Specialist Communications	1,438.2	1,277.5	2,722.6
	5,326.7	4,971.6	10,373.1

Headline PBIT[2]
Advertising and Media Investment Management	315.1	283.3	754.5
Data Investment Management[1]	93.3	83.8	246.9
Public Relations & Public Affairs	59.4	62.0	136.4
Branding & Identity, Healthcare and Specialist Communications	169.2	140.9	393.2
	637.0	570.0	1,531.0

Headline PBIT margin	%	%	%
Advertising and Media Investment Management	14.4	13.9	17.7
Data Investment Management[1]	7.5	7.0	10.0
Public Relations & Public Affairs	13.0	13.5	14.9
Branding & Identity, Healthcare and Specialist Communications	11.8	11.0	14.4
	12.0	11.5	14.8

Total assets
Advertising and Media Investment Management	12,381.4	11,619.6	12,013.9
Data Investment Management[1]	3,453.9	3,442.3	3,371.4
Public Relations & Public Affairs	1,855.4	1,822.3	1,724.2
Branding & Identity, Healthcare and Specialist Communications	6,051.7	5,313.8	5,607.4
Segment assets	23,742.4	22,198.0	22,716.9
Unallocated corporate assets[3]	1,645.4	1,517.5	2,160.7
	25,387.8	23,715.5	24,877.6

[1]	Data Investment Management was previously reported as Consumer Insight.
[2]	A reconciliation from reported PBIT (profit before interest and taxation) to headline PBIT is provided in note 19.
[3]	Unallocated corporate assets are corporate income tax recoverable, deferred tax assets and cash and short term deposits.

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis (continued)

Reported contributions by geographical area were as follows:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m

Revenue
North America[2]	1,839.6	1,747.8	3,546.5
United Kingdom	668.7	591.4	1,275.2
Western Continental Europe	1,258.1	1,186.4	2,439.2
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,560.3	1,446.0	3,112.2
	5,326.7	4,971.6	10,373.1

Headline PBIT[1]
North America[2]	254.6	239.3	578.6
United Kingdom	85.0	72.7	173.3
Western Continental Europe	99.8	95.5	252.9
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	197.6	162.5	526.2
	637.0	570.0	1,531.0

Headline PBIT margin	%	%	%
North America[2]	13.8	13.7	16.3
United Kingdom	12.7	12.3	13.6
Western Continental Europe	7.9	8.0	10.4
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	12.7	11.2	16.9
	12.0	11.5	14.8

[1]	A reconciliation from reported PBIT to headline PBIT is provided in note 19.
[2]

North America includes the US with revenue of £1,716.3 million (period ended 30 June 2012: £1,631.3 million; year ended 31 December 2012: £3,309.4 million) and headline PBIT of £239.0 million (period ended 30 June 2012: £227.3 million; year ended 31 December 2012: £547.8 million).

Notes to the unaudited condensed consolidated interim financial statements (continued)

7.	Taxation

The tax rate on reported PBT (profit before tax) was 26.2% (30 June 2012: 14.2%; 31 December 2012: 18.1%).

The tax charge comprises:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Corporation tax
Current year	118.6	112.2	335.5
Prior years	(5.1)	(5.0)	(41.7)
Tax credit relating to restructuring costs	—	—	(15.7)
	113.5	107.2	278.1
Deferred tax
Current year	0.6	(4.3)	(14.4)
Net credit in relation to the amortisation of acquired intangible assets and other goodwill items	(2.4)	(52.0)	(86.0)
Deferred tax on gain on sale of freehold property in New York	—	—	20.0
	(1.8)	(56.3)	(80.4)
Prior years	—	—	(0.5)
	(1.8)	(56.3)	(80.9)
Tax charge	111.7	50.9	197.2

8.	Ordinary dividends

The Board has recommended an interim dividend of 10.56p (2012: 8.80p) per ordinary share. This is expected to be paid on 11 November 2013 to share owners on the register at 11 October 2013.

The Board recommended a final dividend of 19.71p per ordinary share in respect of 2012. This was paid on 8 July 2013.

Notes to the unaudited condensed consolidated interim financial statements (continued)

9.	Earnings per share

Basic EPS

The calculation of basic EPS is as follows:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
Earnings[1] (£m)	280.9	277.8	822.7
Average shares used in basic EPS calculation (million)	1,260.5	1,243.4	1,243.4
EPS	22.3p	22.3p	66.2p

[1]	Earnings is equivalent to profit for the period attributable to equity holders of the parent.

Diluted EPS

The calculation of diluted EPS is as follows:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
Diluted earnings (£m)	291.5	290.7	848.8
Shares used in diluted EPS calculation (million)	1,355.9	1,347.4	1,352.6
Diluted EPS	21.5p	21.6p	62.8p

Diluted EPS has been calculated based on the earnings amounts above. On 19 May 2009 the Group issued £450 million 5.75% convertible bonds due in 2014. During the six months ended 30 June 2013, £390 million of these bonds were converted into 66.3 million shares. For the six months ended 30 June 2013 these convertible bonds were dilutive and earnings were consequently increased by £10.6 million (period ended 30 June 2012: £12.9 million; year ended 31 December 2012: £26.1 million) for the purpose of the calculation of diluted earnings.

A reconciliation between the shares used in calculating basic and diluted EPS is as follows:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	m	m	m
Average shares used in basic EPS calculation	1,260.5	1,243.4	1,243.4
Dilutive share options outstanding	6.2	5.1	4.9
Other potentially issuable shares	28.4	22.4	27.8
£450 million 5.75% convertible bonds	60.8	76.5	76.5
Shares used in diluted EPS calculation	1,355.9	1,347.4	1,352.6

At 30 June 2013 there were 1,334,313,304 ordinary shares in issue.

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page 3:

Net cash inflow/(outflow) from operating activities:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Profit for the period	315.4	306.8	894.7
Taxation	111.7	50.9	197.2
Revaluation of financial instruments	1.0	22.5	4.7
Finance costs	138.3	131.1	269.8
Finance income	(25.0)	(27.9)	(55.9)
Share of results of associates	(27.6)	(28.0)	(69.4)
Non-cash share-based incentive plans (including share options)	50.1	43.5	92.8
Depreciation of property, plant and equipment	100.5	93.1	191.0
Goodwill impairment	—	—	32.0
Amortisation and impairment of acquired intangible assets	94.2	82.3	171.9
Amortisation of other intangible assets	16.0	18.4	33.7
Investment write-downs	—	4.6	19.6
(Gains)/losses on disposal of investments	(0.3)	3.3	(26.8)
Gains on re-measurement of equity interest on acquisition of controlling interest	—	(3.5)	(5.3)
Gain on sale of freehold property in New York	—	—	(71.4)
Losses on sale of property, plant and equipment	0.4	0.3	0.7
Movements in working capital and provisions[1]	(371.8)	(609.7)	(388.2)
Corporation and overseas tax paid	(129.8)	(143.0)	(257.0)
Interest and similar charges paid	(145.4)	(137.1)	(228.3)
Interest received	24.5	30.5	56.6
Investment income	—	0.1	1.2
Dividends received from associates	23.0	25.3	44.7
	175.2	(136.5)	908.3

[1]

The Group typically experiences an outflow of working capital in the first half of the financial year and an inflow in the second half. This is primarily due to the seasonal nature of working capital flows associated with its media buying activities on behalf of clients.

Acquisitions and disposals:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Initial cash consideration	(69.1)	(65.2)	(462.0)
Cash and cash equivalents acquired (net)	5.3	1.9	46.6
Earnout payments	(7.1)	(48.8)	(85.7)
Loan note redemptions	—	(1.0)	(1.0)
Purchase of other investments (including associates)	(22.9)	(35.9)	(111.4)
Proceeds on disposal of investments	—	12.1	47.0
Acquisitions and disposals	(93.8)	(136.9)	(566.5)
Cash consideration for non-controlling interests	(4.7)	(3.3)	(20.1)
Net acquisition payments and investments	(98.5)	(140.2)	(586.6)

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows (continued)

Share repurchases and buybacks:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Purchase of own shares by ESOP Trusts	(115.5)	(20.3)	(78.8)
Share cancellations	—	(45.9)	(55.1)
Shares purchased into treasury	(17.6)	—	(0.6)
	(133.1)	(66.2)	(134.5)

Net increase in borrowings:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Increase/(decrease) in drawings on bank loans	—	7.6	(79.7)
Repayment of debt acquired	—	—	(20.0)
Repayment of $30 million TNS private placements	—	—	(19.2)
Proceeds from issue of $300 million bonds	—	—	187.3
Proceeds from issue of $500 million bonds	—	—	312.1
	—	7.6	380.5

Cash and cash equivalents:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Cash at bank and in hand	1,327.7	1,248.8	1,721.4
Short-term bank deposits	97.6	101.8	223.9
Overdrafts[1]	(166.7)	(378.9)	(586.0)
	1,258.6	971.7	1,359.3

[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

Notes to the unaudited condensed consolidated interim financial statements (continued)

11.	Debt financing

The Group estimates that the fair value of convertible and corporate bonds is £4,260.6 million at 30 June 2013 (30 June 2012: £4,243.3 million; 31 December 2012: £4,759.7 million). The Group considers that the carrying amount of bank loans approximates their fair value.

The following table is an analysis of future anticipated cash flows in relation to the Group’s debt, on an undiscounted basis which, therefore, differs from the carrying value:

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Within one year	(1,027.3)	(236.3)	(721.4)
Between one and two years	(987.7)	(1,373.3)	(1,244.8)
Between two and three years	(765.6)	(925.3)	(529.6)
Between three and four years	(480.2)	(705.0)	(707.4)
Between four and five years	(60.2)	(536.8)	(465.1)
Over five years	(1,675.8)	(870.3)	(1,610.3)
Debt financing (including interest) under the Revolving Credit Facility and in relation to unsecured loan notes	(4,996.8)	(4,647.0)	(5,278.6)
Short-term overdrafts – within one year	(166.7)	(378.9)	(586.0)
Future anticipated cash flows	(5,163.5)	(5,025.9)	(5,864.6)
Effect of discounting/financing rates	1,021.1	814.0	1,098.1
Debt financing	(4,142.4)	(4,211.9)	(4,766.5)

12.	Goodwill and acquisitions

Goodwill in relation to subsidiary undertakings increased by £481.0 million (30 June 2012: decreased by £45.0 million) in the period. This movement includes both goodwill arising on acquisitions completed in the period and adjustments to goodwill relating to acquisitions completed in prior years, net of the effect of currency translation. Goodwill in relation to associate undertakings decreased by £3.6 million (30 June 2012: £1.1 million) in the period.

The contribution to revenue and operating profit of acquisitions completed in the period was not material. There were no material acquisitions completed during the period. There were no other material acquisitions completed between 30 June 2013 and the date the interim financial statements were approved.

13.	Other intangible assets

The following are included in other intangibles:

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Brands with an indefinite useful life	1,035.3	1,017.0	993.1
Acquired intangibles	711.3	668.1	746.0
Other (including capitalised computer software)	97.3	82.4	88.3
	1,843.9	1,767.5	1,827.4

Notes to the unaudited condensed consolidated interim financial statements (continued)

14.	Trade and other receivables

Amounts falling due within one year:

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Trade receivables	6,115.4	5,586.0	6,204.2
VAT and sales taxes recoverable	91.1	63.6	75.6
Prepayments and accrued income	2,738.2	2,363.8	2,232.2
Fair value of derivatives	58.9	2.5	28.5
Other debtors	491.5	517.8	466.5
	9,495.1	8,533.7	9,007.0

Amounts falling due after more than one year:

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Prepayments and accrued income[1]	38.7	69.9	29.5
Other debtors[1]	88.1	86.6	73.9
Fair value of derivatives	84.1	175.4	141.7
	210.9	331.9	245.1

[1]	Comparative figures for 30 June 2012 have been restated to be consistent with current year presentation.

The Group considers that the carrying amount of trade and other receivables approximates their fair value.

15.	Trade and other payables: amounts falling due within one year

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Trade payables	7,306.1	6,777.7	7,227.5
Deferred income	1,027.3	968.1	880.2
Payments due to vendors (earnout agreements)	48.2	56.4	33.4
Liabilities in respect of put option agreements with vendors	62.3	78.4	64.3
Fair value of derivatives	31.9	—	31.6
Share purchases – close period commitments	—	—	18.2
Other creditors and accruals	2,525.2	2,385.0	2,652.6
	11,001.0	10,265.6	10,907.8

The Group considers that the carrying amount of trade and other payables approximates their fair value.

16.	Trade and other payables: amounts falling due after more than one year

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Payments due to vendors (earnout agreements)	157.4	220.4	160.6
Liabilities in respect of put option agreements with vendors	94.5	90.6	80.0
Fair value of derivatives	103.6	150.0	79.7
Other creditors and accruals	198.0	177.4	191.7
	553.5	638.4	512.0

The Group considers that the carrying amount of trade and other payables approximates their fair value.

Notes to the unaudited condensed consolidated interim financial statements (continued)

16.	Trade and other payables: amounts falling due after more than one year (continued)

The following table sets out payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout-related obligations:

	30 June 2013	30 June 2012	31 December 2012
	£m	£m	£m
Within one year	48.2	56.4	33.4
Between 1 and 2 years	34.8	37.9	35.7
Between 2 and 3 years	34.2	39.8	28.7
Between 3 and 4 years	48.8	35.2	30.4
Between 4 and 5 years	32.5	61.3	63.8
Over 5 years	7.1	46.2	2.0
	205.6	276.8	194.0

The Group’s approach to payments due to vendors is outlined in note 21.

The following table sets out the movements of deferred and earnout related obligations during the period:

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
At the beginning of the period	194.0	234.1	234.1
Earnouts paid	(7.1)	(48.8)	(85.7)
New acquisitions	22.9	75.5	61.5
Revision of estimates taken to goodwill	(7.5)	15.5	8.6
Revaluation of payments due to vendors (note 5)	(7.2)	5.0	(15.2)
Exchange adjustments	10.5	(4.5)	(9.3)
At the end of the period	205.6	276.8	194.0

The Group does not consider there to be any material contingent liabilities as at 30 June 2013.

17.	Issued share capital – movement in the period

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
Number of equity ordinary shares	m	m	m
At the beginning of the period	1,265.4	1,266.4	1,266.4
Conversion of bond to equity	66.3	—	—
Exercise of share options	2.6	6.5	10.0
Share cancellations	—	(5.6)	(6.7)
Scrip dividend	—	—	2.0
Treasury share cancellations	—	—	(6.3)
At the end of the period	1,334.3	1,267.3	1,265.4

18.	Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the periods presented.

Notes to the unaudited condensed consolidated interim financial statements (continued)

19.	Reconciliation of profit before interest and taxation to headline PBIT

	Six months ended 30 June 2013	Six months ended 30 June 2012	Year ended 31 December 2012
	£m	£m	£m
Profit before interest and taxation	541.4	483.4	1,310.5
Amortisation and impairment of acquired intangible assets	94.2	82.3	171.9
Goodwill impairment	—	—	32.0
(Gains)/losses on disposal of investments	(0.3)	3.3	(26.8)
Gains on re-measurement of equity interest on acquisition of controlling interest	—	(3.5)	(5.3)
Investment write-downs	—	4.6	19.6
Cost of changes to corporate structure	—	—	4.1
Gain on sale of freehold property in New York	—	—	(71.4)
Restructuring costs	—	—	93.4
Share of exceptional losses/(gains) of associates	1.7	(0.1)	3.0
Headline PBIT	637.0	570.0	1,531.0
Headline PBIT margin (as a percentage of revenue)	12.0%	11.5%	14.8%

20.	Going concern and risk management policies

In considering going concern and liquidity risk, the directors have reviewed the Group’s future cash requirements and earnings projections. The directors believe these forecasts have been prepared on a prudent basis and have also considered the impact of a range of potential changes to trading performance. The directors have concluded that the Group should be able to operate within its current facilities and comply with its banking covenants for the foreseeable future and therefore believe it is appropriate to prepare the financial statements of the Group on a going concern basis.

At 30 June 2013, the Group has access to £5.2 billion of committed bank facilities with maturity dates spread over the years 2013 to 2042 as illustrated below:

	Maturity by year
		2013	2014	2015	2016	2017	2018+
	£m	£m	£m	£m	£m	£m	£m
US bond $300m (5.125% ’42)	197.6						197.6
US bond $500m (3.625% ’22)	329.3						329.3
US bond $812m (4.75% ’21)	535.0						535.0
£ bonds £200m (6.375% ’20)	200.0						200.0
£ bonds £400m (6.0% ’17)	400.0					400.0
Bank revolver ($1,200m and £475m)	1,265.3				1,265.3
Eurobonds €750m (6.625% ’16)	642.4				642.4
Eurobonds €500m (5.25% ’15)	428.3			428.3
£450m convertible bonds (5.75% ’14)	60.0		60.0
US bond $600m (8.0% ’14)	395.1		395.1
US bond $369m (5.875% ’14)	242.8		242.8
TNS private placements $25m	16.5		16.5
Eurobonds €600m (4.375% ’13)	513.9	513.9
Total committed facilities available	5,226.2	513.9	714.4	428.3	1,907.7	400.0	1,261.9
Drawn down facilities at 30 June 2013	3,960.9	513.9	714.4	428.3	642.4	400.0	1,261.9
Undrawn committed credit facilities	1,265.3

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Going concern and risk management policies (continued)

The Group’s borrowings are evenly distributed between fixed and floating rate debt. Given the strong cash generation of the business, its debt maturity profile and available facilities, the directors believe the Group has sufficient liquidity to match its requirements for the foreseeable future.

Treasury management

The Group’s treasury activities are principally concerned with monitoring of working capital, managing external and internal funding requirements and monitoring and managing financial market risks, in particular risks from movements in interest and foreign exchange rates.

The Group’s risk management policies relating to foreign currency risk, interest rate risk, liquidity risk, capital risk and credit risk are presented in the notes to the consolidated financial statements of the 2012 Annual Report on Form 20-F and in the opinion of the Board remain relevant for the remaining six months of the year.

21.	Financial instruments

The fair values of financial assets and liabilities are based on quoted market prices where available. Where the market value is not available, the Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate.

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into levels 1 to 3 based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3	Carrying value
	£m	£m	£m	£m
Derivatives in designated hedge relationships
Derivative assets	—	141.7	—	141.7
Derivative liabilities	—	(134.6)	—	(134.6)
Held for trading
Derivative assets	—	1.3	—	1.3
Derivative liabilities	—	(0.9)	—	(0.9)
Payments due to vendors (earnout agreements) (note 16)	—	—	(205.6)	(205.6)
Liabilities in respect of put options	—	—	(156.8)	(156.8)
Available for sale
Other investments	—	—	209.8	209.8
30 June 2013	—	7.5	(152.6)	(145.1)

Notes to the unaudited condensed consolidated interim financial statements (continued)

21.	Financial instruments (continued)

Reconciliation of level 3 fair value measurements1:

	Liabilities in respect of put options	Other investments	Carrying value
	£m	£m	£m
1 January 2013	(144.3)	176.5	32.2
Losses recognised in the income statement	(7.4)	—	(7.4)
Gains recognised in other comprehensive income	—	5.5	5.5
Exchange adjustments	(2.8)	11.2	8.4
Additions	(4.9)	16.6	11.7
Settlements	2.6	—	2.6
30 June 2013	(156.8)	209.8	53.0

[1]	Payments due to vendors (earnout agreements) are reconciled in note 16.

Payments due to vendors and liabilities in respect of put options

Future anticipated payments due to vendors in respect of contingent consideration (earnout agreements) and liabilities in respect of put option agreements are recorded at fair value, which is the present value of the expected cash outflows of the obligations. These obligations are dependent on the future financial performance of the entity and it is assumed that future profits are in line with directors’ estimates. The directors derive their estimates from internal business plans together with financial due diligence performed in connection with the acquisition. At 30 June 2013, the weighted average growth rate in estimating future financial performance was 17.6%, which reflects the prevalence of recent acquisitions in the faster growing markets and new media sectors.

A one percentage point increase or decrease in the growth rate in estimated future financial performance would increase or decrease the combined liabilities due to earnout agreements and put options by approximately £7.1 million and £6.8 million, respectively. An increase in the liability would result in a further loss in the revaluation of financial instruments (note 5), while a decrease would result in a further gain.

Other investments

Other investments included in level 3 are unlisted securities, where market value is not readily available. The Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate. The sensitivity to changes in unobservable inputs is specific to each individual investment.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information

In September 2012, WPP Finance 2010 issued $500 million of 3.625% bonds due September 2022 and $300 million of 5.125% bonds due September 2042, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited, and WPP 2005 Limited as subsidiary guarantors.

In November 2011, WPP Finance 2010 issued $812 million of 4.75% bonds due November 2021, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited, and WPP 2005 Limited as subsidiary guarantors. $312 million of these bonds were issued in exchange for $281 million of the 5.875% bonds due June 2014 which were issued by WPP Finance (UK). Consequently, the amount in issue of the 5.875% bonds due June 2014 has reduced to $369 million from the previous $650 million.

WPP Finance (UK) is the issuer of $369 million of 5.875% bonds due June 2014, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, and Young & Rubicam Brands US Holdings as subsidiary guarantors, previously registered under the Securities Act of 1933. A Form 15 giving notice of termination of registration was filed with the SEC in relation to this security on 2 August 2006. In June 2009, WPP Finance (UK) issued $600 million of 8% bonds due September 2014, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited as subsidiary guarantors.

On 2 January 2013, under the scheme of arrangement discussed in Note 2, WPP plc completed a reorganization of its corporate structure (“the reorganization”) and WPP 2012 plc (now known as WPP plc) became the new parent company of the Group. The former WPP plc was renamed WPP 2012 Limited and became a wholly owned subsidiary of WPP plc. The reorganization is a transaction between entities under common control and has been accounted for on a carryover basis in the condensed consolidating financial information. Following the reorganization, and at the period ended 30 June 2013, the bonds are guaranteed by WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited (a company formed as part of the reorganization), and Young & Rubicam Brands US Holdings (only for the $369 million bond) as subsidiary guarantors.

The issuer and guarantors of the bonds (issuers and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance (UK), WPP Finance 2010 and the guarantors is presented beginning on page 22. Condensed consolidating financial information is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuer and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC. The condensed consolidating financial information has been presented using the guarantor structure as of 30 June 2013. This presentation does not have a significant impact on the columns presented in the condensed consolidating financial information for the year ended 31 December 2012 and six months ended 30 June 2012, except that the former WPP plc is now called WPP 2012 Limited and is a subsidiary guarantor rather than a parent guarantor.

Although the $600 million, $812 million, $500 million and $300 million bonds do not have the identical subsidiary guarantor structure to the $369 million bonds, the exclusion of the financial information of Young & Rubicam Brands US Holdings has no financial impact on the columns presented in the condensed consolidating financial information for the year ended 31 December 2012, and six months ended 30 June 2013 and 2012, as it is an indirect wholly owned subsidiary of WPP Jubilee Limited with no operations or cash flows of its own and its sole assets are its interests in certain operating subsidiaries.

In the event that WPP Finance (UK) and WPP Finance 2010 fail to pay the holders of the securities, thereby requiring WPP plc, WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited or Young & Rubicam Brands US Holdings to make payment pursuant to the terms of its full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited or Young & Rubicam Brands US Holdings in obtaining reimbursement for any such payments from WPP Finance (UK) and WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	5,326.7	—	5,326.7
Direct costs	—	—	—	—	(442.4)	—	(442.4)
Gross profit	—	—	—	—	4,884.3	—	4,884.3
Operating costs	(7.9)	(199.0)	—	—	(4,163.6)	—	(4,370.5)
Operating profit/(loss)	(7.9)	(199.0)	—	—	720.7	—	513.8
Share of results of subsidiaries	350.1	610.3	—	—	—	(960.4)	—
Share of results of associates	—	—	—	—	27.6	—	27.6
Profit before interest and taxation	342.2	411.3	—	—	748.3	(960.4)	541.4
Finance income	7.0	16.2	23.0	24.0	(45.2)	—	25.0
Finance costs	(68.6)	(79.4)	(28.2)	(24.0)	61.9	—	(138.3)
Revaluation of financial instruments	0.3	1.6	—	—	(2.9)	—	(1.0)
Profit/(loss) before taxation	280.9	349.7	(5.2)	—	762.1	(960.4)	427.1
Taxation	—	0.4	—	—	(112.1)	—	(111.7)
Profit/(loss) for the period	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4

Attributable to:
Equity holders of the parent	280.9	350.1	(5.2)	—	615.5	(960.4)	280.9
Non-controlling interests	—	—	—	—	34.5	—	34.5
	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4
For the six months ended 30 June 2012, £m

	WPP plc	Subsidiary Guarantors[2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	4,971.6	—	4,971.6
Direct costs	—	—	—	—	(403.8)	—	(403.8)
Gross profit	—	—	—	—	4,567.8	—	4,567.8
Operating costs	(2.8)	(30.9)	—	—	(4,078.7)	—	(4,112.4)
Operating profit/(loss)	(2.8)	(30.9)	—	—	489.1	—	455.4
Share of results of subsidiaries	302.5	416.9	(1.2)	—	—	(718.2)	—
Share of results of associates	—	—	—	—	28.0	—	28.0
Profit/(loss) before interest and taxation	299.7	386.0	(1.2)	—	517.1	(718.2)	483.4
Finance income	—	34.9	19.1	11.3	(37.4)	—	27.9
Finance costs	(21.9)	(118.5)	(28.3)	(12.5)	50.1	—	(131.1)
Revaluation of financial instruments	—	(1.7)	—	—	(20.8)	—	(22.5)
Profit/(loss) before taxation	277.8	300.7	(10.4)	(1.2)	509.0	(718.2)	357.7
Taxation	—	1.8	—	—	(52.7)	—	(50.9)
Profit/(loss) for the period	277.8	302.5	(10.4)	(1.2)	456.3	(718.2)	306.8

Attributable to:
Equity holders of the parent	277.8	302.5	(10.4)	(1.2)	427.3	(718.2)	277.8
Non-controlling interests	—	—	—	—	29.0	—	29.0
	277.8	302.5	(10.4)	(1.2)	456.3	(718.2)	306.8

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited and Young & Rubicam Brands US Holdings.
[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2012, £m

	WPP plc	Subsidiary Guarantors[2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	10,373.1	—	10,373.1
Direct costs	—	—	—	—	(858.3)	—	(858.3)
Gross profit	—	—	—	—	9,514.8	—	9,514.8
Operating costs	(5.7)	(79.5)	(0.1)	—	(8,188.4)	—	(8,273.7)
Operating profit/(loss)	(5.7)	(79.5)	(0.1)	—	1,326.4	—	1,241.1
Share of results of subsidiaries	877.7	1,135.5	(1.7)	—	—	(2,011.5)	—
Share of results of associates	—	—	—	—	69.4	—	69.4
Profit/(loss) before interest and taxation	872.0	1,056.0	(1.8)	—	1,395.8	(2,011.5)	1,310.5
Finance income	—	63.6	41.4	30.2	(79.3)	—	55.9
Finance costs	(49.3)	(244.0)	(54.8)	(31.9)	110.2	—	(269.8)
Revaluation of financial instruments	—	(0.5)	—	—	(4.2)	—	(4.7)
Profit/(loss) before taxation	822.7	875.1	(15.2)	(1.7)	1,422.5	(2,011.5)	1,091.9
Taxation	—	2.6	—	—	(199.8)	—	(197.2)
Profit/(loss) for the year	822.7	877.7	(15.2)	(1.7)	1,222.7	(2,011.5)	894.7

Attributable to:
Equity holders of the parent	822.7	877.7	(15.2)	(1.7)	1,150.7	(2,011.5)	822.7
Non-controlling interests	—	—	—	—	72.0	—	72.0
	822.7	877.7	(15.2)	(1.7)	1,222.7	(2,011.5)	894.7

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	292.5	292.5	(11.5)	(0.3)	303.5	(579.8)	296.9
Gain on revaluation of available for sale investments	5.5	5.5	—	—	5.5	(11.0)	5.5
	298.0	298.0	(11.5)	(0.3)	309.0	(590.8)	302.4
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Other comprehensive income/(loss) relating to the period	298.0	298.0	(11.5)	(0.3)	309.0	(590.8)	302.4
Total comprehensive income/(loss) relating to the period	578.9	648.1	(16.7)	(0.3)	959.0	(1,551.2)	617.8

Attributable to:
Equity holders of the parent	578.9	648.1	(16.7)	(0.3)	920.1	(1,551.2)	578.9
Non-controlling interests	—	—	—	—	38.9	—	38.9
	578.9	648.1	(16.7)	(0.3)	959.0	(1,551.2)	617.8

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the six months ended 30 June 2012, £m

	WPP plc	Subsidiary Guarantors[2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	277.8	302.5	(10.4)	(1.2)	456.3	(718.2)	306.8
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(163.8)	(163.8)	1.7	—	(171.0)	331.1	(165.8)
Gain on revaluation of available for sale investments	25.7	25.7	—	—	25.7	(51.4)	25.7
	(138.1)	(138.1)	1.7	—	(145.3)	279.7	(140.1)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(138.1)	(138.1)	1.7	—	(145.3)	279.7	(140.1)
Total comprehensive income/(loss) relating to the period	139.7	164.4	(8.7)	(1.2)	311.0	(438.5)	166.7

Attributable to:
Equity holders of the parent	139.7	164.4	(8.7)	(1.2)	284.0	(438.5)	139.7
Non-controlling interests	—	—	—	—	27.0	—	27.0
	139.7	164.4	(8.7)	(1.2)	311.0	(438.5)	166.7

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2012, £m
	WPP plc	Subsidiary Guarantors[2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	822.7	877.7	(15.2)	(1.7)	1,222.7	(2,011.5)	894.7
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(298.4)	(298.4)	6.6	0.1	(330.7)	615.6	(305.2)
Loss on revaluation of available for sale investments	(3.5)	(3.5)	—	—	(3.5)	7.0	(3.5)
	(301.9)	(301.9)	6.6	0.1	(334.2)	622.6	(308.7)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	(83.9)	(83.9)	—	—	(83.9)	167.8	(83.9)
Deferred tax on defined benefit pension plans	7.3	7.3	—	—	7.3	(14.6)	7.3
	(76.6)	(76.6)	—	—	(76.6)	153.2	(76.6)
Other comprehensive (loss)/income relating to the year	(378.5)	(378.5)	6.6	0.1	(410.8)	775.8	(385.3)
Total comprehensive income/(loss) relating to the year	444.2	499.2	(8.6)	(1.6)	811.9	(1,235.7)	509.4

Attributable to:
Equity holders of the parent	444.2	499.2	(8.6)	(1.6)	746.7	(1,235.7)	444.2
Non-controlling interests	—	—	—	—	65.2	—	65.2
	444.2	499.2	(8.6)	(1.6)	811.9	(1,235.7)	509.4

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2011, £m

	WPP plc	Subsidiary Guarantors[2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	840.1	886.4	(73.0)	(1.9)	1,298.2	(2,033.3)	916.5
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(250.0)	(250.0)	(3.0)	(0.1)	(248.1)	494.9	(256.3)
Gain on revaluation of available for sale investments	11.3	11.3	—	—	11.3	(22.6)	11.3
	(238.7)	(238.7)	(3.0)	(0.1)	(236.8)	472.3	(245.0)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	(72.0)	(72.0)	—	—	(72.0)	144.0	(72.0)
Deferred tax on defined benefit pension plans	0.1	0.1	—	—	0.1	(0.2)	0.1
	(71.9)	(71.9)	—	—	(71.9)	143.8	(71.9)
Other comprehensive loss relating to the year	(310.6)	(310.6)	(3.0)	(0.1)	(308.7)	616.1	(316.9)
Total comprehensive income/(loss) relating to the year	529.5	575.8	(76.0)	(2.0)	989.5	(1,417.2)	599.6

Attributable to:
Equity holders of the parent	529.5	575.8	(76.0)	(2.0)	919.4	(1,417.2)	529.5
Non-controlling interests	—	—	—	—	70.1	—	70.1
	529.5	575.8	(76.0)	(2.0)	989.5	(1,417.2)	599.6

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2010, £m

	WPP plc	Subsidiary Guarantors[2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	586.0	626.8	(39.4)	—	849.1	(1,361.5)	661.0
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	146.6	146.6	(1.2)	—	183.6	(319.3)	156.3
Loss on revaluation of available for sale investments	(59.8)	(59.8)	—	—	(59.8)	119.6	(59.8)
	86.8	86.8	(1.2)	—	123.8	(199.7)	96.5
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	(0.4)	(0.4)	—	—	(0.4)	0.8	(0.4)
Deferred tax on defined benefit pension plans	0.2	0.2	—	—	0.2	(0.4)	0.2
	(0.2)	(0.2)	—	—	(0.2)	0.4	(0.2)
Other comprehensive income/(loss) relating to the year	86.6	86.6	(1.2)	—	123.6	(199.3)	96.3
Total comprehensive income/(loss) relating to the year	672.6	713.4	(40.6)	—	972.7	(1,560.8)	757.3

Attributable to:
Equity holders of the parent	672.6	713.4	(40.6)	—	888.0	(1,560.8)	672.6
Non-controlling interests	—	—	—	—	84.7	—	84.7
	672.6	713.4	(40.6)	—	972.7	(1,560.8)	757.3

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	—	(229.1)	28.6	(0.7)	376.4	—	175.2
Investing activities
Acquisitions and disposals	—	—	—	—	(93.8)	—	(93.8)
Purchases of property, plant and equipment	—	(1.5)	—	—	(126.9)	—	(128.4)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	—	(22.2)	—	(22.2)
Proceeds on disposal of property, plant and equipment	—	—	—	—	3.5	—	3.5
Net cash outflow from investing activities	—	(1.5)	—	—	(239.4)	—	(240.9)
Financing activities
Share option proceeds	—	16.7	—	—	—	—	16.7
Cash consideration for non-controlling interests	—	—	—	—	(4.7)	—	(4.7)
Share repurchases and buybacks	—	(17.6)	—	—	(115.5)	—	(133.1)
Net increase/(decrease) in borrowings	—	—	—	—	—	—	—
Financing and share issue costs	—	(1.2)	—	—	—	—	(1.2)
Capital contribution (paid)/received	—	—	—	—	—	—	—
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(24.4)	—	(24.4)
Net cash outflow from financing activities	—	(2.1)	—	—	(144.6)	—	(146.7)
Net (decrease)/increase in cash and cash equivalents	—	(232.7)	28.6	(0.7)	(7.6)	—	(212.4)
Translation differences	—	22.1	(0.3)	(0.3)	90.2	—	111.7
Cash and cash equivalents at beginning of period	—	(1,862.9)	(3.6)	(5.0)	3,230.8	—	1,359.3
Cash and cash equivalents at end of period	—	(2,073.5)	24.7	(6.0)	3,313.4	—	1,258.6

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information (continued)

For the six months ended 30 June 2012, £m

	WPP plc	Subsidiary Guarantors [2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	(19.3)	877.1	(643.8)	(13.9)	(336.6)	—	(136.5)
Investing activities
Acquisitions and disposals	—	—	—	—	(136.9)	—	(136.9)
Purchase of property, plant and equipment	—	(3.7)	—	—	(93.5)	—	(97.2)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(19.0)	—	(19.0)
Proceeds on disposal of property, plant and equipment	—	—	—	—	5.3	—	5.3
Net cash outflow from investing activities	—	(3.7)	—	—	(244.1)	—	(247.8)
Financing activities
Share option proceeds	37.4	—	—	—	—	—	37.4
Cash consideration for non-controlling interests	—	—	—	—	(3.3)	—	(3.3)
Share repurchases and buybacks	(46.0)	—	—	—	(20.2)	—	(66.2)
Net increase in borrowings	—	—	—	—	7.6	—	7.6
Financing and share issue costs	—	—	—	(0.2)	(0.2)	—	(0.4)
Capital contribution (paid)/received	—	—	—	—	—	—	—
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(24.8)	—	(24.8)
Net cash outflow from financing activities	(8.6)	—	—	(0.2)	(40.9)	—	(49.7)
Net (decrease)/increase in cash and cash equivalents	(27.9)	873.4	(643.8)	(14.1)	(621.6)	—	(434.0)
Translation differences	—	4.3	(7.5)	—	(19.3)	—	(22.5)
Cash and cash equivalents at beginning of period	(144.4)	(2,923.5)	679.6	—	3,816.5	—	1,428.2
Cash and cash equivalents at end of period	(172.3)	(2,045.8)	28.3	(14.1)	3,175.6	—	971.7

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2012, £m

	WPP plc	Subsidiary Guarantors [2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	(43.9)	1,579.4	(652.6)	(489.7)	515.1	—	908.3
Investing activities
Acquisitions and disposals	—	—	—	—	(566.5)	—	(566.5)
Purchases of property, plant and equipment	—	(5.5)	—	—	(284.8)	—	(290.3)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	—	(39.8)	—	(39.8)
Proceeds on disposal of property, plant and equipment	—	—	—	—	123.5	—	123.5
Net cash outflow from investing activities	—	(5.5)	—	—	(767.6)	—	(773.1)
Financing activities
Share option proceeds	56.0	—	—	—	—	—	56.0
Cash consideration for non-controlling interests	—	—	—	—	(20.1)	—	(20.1)
Share repurchases and buybacks	(55.7)	—	—	—	(78.8)	—	(134.5)
Net increase/(decrease) in borrowings	—	—	—	499.4	(118.9)	—	380.5
Financing and share issue costs	(0.2)	—	—	(7.9)	(0.1)	—	(8.2)
Capital contribution (paid)/received	(287.7)	—	—	—	287.7	—	—
Equity dividends paid	(18.9)	—	—	—	(287.7)	—	(306.6)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(51.9)	—	(51.9)
Net cash (outflow)/inflow from financing activities	(306.5)	—	—	491.5	(269.8)	—	(84.8)
Net increase/(decrease) in cash and cash equivalents	(350.4)	1,573.9	(652.6)	1.8	(522.3)	—	50.4
Translation differences	0.1	(18.6)	(30.6)	(6.8)	(63.4)	—	(119.3)
Cash and cash equivalents at beginning of year	(144.4)	(2,923.5)	679.6	—	3,816.5	—	1,428.2
Cash and cash equivalents at end of year	(494.7)	(1,368.2)	(3.6)	(5.0)	3,230.8	—	1,359.3

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information

At 30 June 2013, £m

	WPP plc	Subsidiary guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,938.2	—	9,938.2
Other	—	—	—	—	1,843.9	—	1,843.9
Property, plant and equipment	—	12.0	—	—	809.0	—	821.0
Investment in subsidiaries	8,479.2	13,961.0	—	—	—	(22,440.2)	—
Interests in associates and joint ventures	—	—	—	—	886.6	—	886.6
Other investments	—	—	—	—	209.8	—	209.8
Deferred tax assets	—	—	—	—	91.3	—	91.3
Trade and other receivables	49.1	—	—	—	161.8	—	210.9
	8,528.3	13,973.0	—	—	13,940.6	(22,440.2)	14,001.7
Current assets
Inventory and work in progress	—	—	—	—	336.9	—	336.9
Corporate income tax recoverable	—	—	—	—	128.8	—	128.8
Trade and other receivables	34.3	123.8	0.5	—	9,336.5	—	9,495.1
Cash and short-term deposits	—	1,747.9	24.7	—	3,480.1	(3,827.4)	1,425.3
	34.3	1,871.7	25.2	—	13,282.3	(3,827.4)	11,386.1
Current liabilities
Trade and other payables	(57.5)	(26.3)	(9.8)	(9.8)	(10,897.6)	—	(11,001.0)
Corporate income tax payable	—	—	—	—	(64.4)	—	(64.4)
Bank overdrafts and loans	(576.8)	(3,828.5)	(242.9)	(6.0)	(167.4)	3,827.4	(994.2)
	(634.3)	(3,854.8)	(252.7)	(15.8)	(11,129.4)	3,827.4	(12,059.6)
Net current (liabilities)/assets	(600.0)	(1,983.1)	(227.5)	(15.8)	2,152.9	—	(673.5)
Total assets less current liabilities	7,928.3	11,989.9	(227.5)	(15.8)	16,093.5	(22,440.2)	13,328.2

Non-current liabilities
Bonds and bank loans	(1,072.3)	—	(393.7)	(1,049.0)	(633.2)	—	(3,148.2)
Trade and other payables	(20.9)	(26.1)	(3.9)	—	(506.5)	3.9	(553.5)
Corporate income tax payable	—	—	—	—	(402.3)	—	(402.3)
Deferred tax liabilities	—	—	—	—	(709.3)	—	(709.3)
Provision for post-employment benefits	—	—	—	—	(354.1)	—	(354.1)
Provisions for liabilities and charges	—	—	—	—	(151.0)	—	(151.0)
	(1,093.2)	(26.1)	(397.6)	(1,049.0)	(2,756.4)	3.9	(5,318.4)
Net intercompany (payable)/receivable	908.4	(3,484.6)	441.1	1,060.9	1,074.2	—	—
Net assets/(liabilities)	7,743.5	8,479.2	(184.0)	(3.9)	14,411.3	(22,436.3)	8,009.8

Attributable to:
Equity share owners’ funds	7,743.5	8,479.2	(184.0)	(3.9)	14,145.0	(22,436.3)	7,743.5
Non-controlling interests	—	—	—	—	266.3	—	266.3
Total equity	7,743.5	8,479.2	(184.0)	(3.9)	14,411.3	(22,436.3)	8,009.8

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, WPP Jubilee Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2012, £m

	WPP plc	Subsidiary Guarantors [2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,385.8	—	9,385.8
Other	—	—	—	—	1,767.5	—	1,767.5
Property, plant and equipment	—	10.4	—	—	706.8	—	717.2
Investment in subsidiaries	7,541.0	13,571.8	—	—	—	(21,112.8)	—
Interests in associates and joint ventures	—	—	—	—	838.7	—	838.7
Other investments	—	—	—	—	212.8	—	212.8
Deferred tax assets	—	—	—	—	84.9	—	84.9
Trade and other receivables	—	122.3	—	—	209.6	—	331.9
	7,541.0	13,704.5	—	—	13,206.1	(21,112.8)	13,338.8
Current assets
Inventory and work in progress	—	—	—	—	410.4	—	410.4
Corporate income tax recoverable	—	—	—	—	82.0	—	82.0
Trade and other receivables	0.5	111.0	0.8	—	8,421.4	—	8,533.7
Cash and short-term deposits	0.5	1,749.4	28.3	—	3,554.3	(3,981.9)	1,350.6
	1.0	1,860.4	29.1	—	12,468.1	(3,981.9)	10,376.7
Current liabilities
Trade and other payables	(5.5)	(51.5)	(9.5)	(3.1)	(10,196.0)	—	(10,265.6)
Corporate income tax payable	—	—	—	—	(66.2)	—	(66.2)
Bank overdrafts and loans	(172.8)	(3,795.2)	—	(14.1)	(397.6)	3,981.9	(397.8)
	(178.3)	(3,846.7)	(9.5)	(17.2)	(10,659.8)	3,981.9	(10,729.6)
Net current (liabilities)/assets	(177.3)	(1,986.3)	19.6	(17.2)	1,808.3	—	(352.9)
Total assets less current liabilities	7,363.7	11,718.2	19.6	(17.2)	15,014.4	(21,112.8)	12,985.9

Non-current liabilities
Bonds and bank loans	(429.6)	(1,543.6)	(615.5)	(512.6)	(712.8)	—	(3,814.1)
Trade and other payables	—	(97.8)	(3.2)	—	(540.6)	3.2	(638.4)
Corporate income tax payable	—	—	—	—	(383.2)	—	(383.2)
Deferred tax liabilities	—	—	—	—	(671.3)	—	(671.3)
Provisions for post-employment benefits	—	—	—	—	(277.4)	—	(277.4)
Provisions for liabilities and charges	—	—	—	—	(144.8)	—	(144.8)
	(429.6)	(1,641.4)	(618.7)	(512.6)	(2,730.1)	3.2	(5,929.2)
Net intercompany (payable)/receivable	(113.2)	(2,535.8)	431.7	526.6	1,690.7	—	—
Net assets/(liabilities)	6,820.9	7,541.0	(167.4)	(3.2)	13,975.0	(21,109.6)	7,056.7

Attributable to:
Equity share owners’ funds	6,820.9	7,541.0	(167.4)	(3.2)	13,739.2	(21,109.6)	6,820.9
Non-controlling interests	—	—	—	—	235.8	—	235.8
Total equity	6,820.9	7,541.0	(167.4)	(3.2)	13,975.0	(21,109.6)	7,056.7

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2012, £m

	WPP plc	Subsidiary guarantors [2]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,457.2	—	9,457.2
Other	—	—	—	—	1,827.4	—	1,827.4
Property, plant and equipment	—	12.2	—	—	756.1	—	768.3
Investment in subsidiaries	7,877.5	13,319.6	—	—	—	(21,197.1)	—
Interests in associates and joint ventures	—	—	—	—	887.2	—	887.2
Other investments	—	—	—	—	176.5	—	176.5
Deferred tax assets	—	—	—	—	91.2	—	91.2
Trade and other receivables	—	74.9	—	—	170.2	—	245.1
	7,877.5	13,406.7	—	—	13,365.8	(21,197.1)	13,452.9
Current assets
Inventory and work in progress	—	—	—	—	348.2	—	348.2
Corporate income tax recoverable	—	—	—	—	124.2	—	124.2
Trade and other receivables	0.3	135.8	0.6	—	8,870.3	—	9,007.0
Cash and short-term deposits	1.2	1,763.0	—	—	3,816.7	(3,635.6)	1,945.3
	1.5	1,898.8	0.6	—	13,159.4	(3,635.6)	11,424.7
Current liabilities
Trade and other payables	(23.9)	(119.0)	(9.2)	(9.5)	(10,746.2)	—	(10,907.8)
Corporate income tax payable	—	—	—	—	(102.9)	—	(102.9)
Bank overdrafts and loans	(495.9)	(3,631.1)	(3.6)	(5.0)	(585.9)	3,635.6	(1,085.9)
	(519.8)	(3,750.1)	(12.8)	(14.5)	(11,435.0)	3,635.6	(12,096.6)
Net current (liabilities)/assets	(518.3)	(1,851.3)	(12.2)	(14.5)	1,724.4	—	(671.9)
Total assets less current liabilities	7,359.2	11,555.4	(12.2)	(14.5)	15,090.2	(21,197.1)	12,781.0

Non-current liabilities
Bonds and bank loans	(435.0)	(1,042.0)	(594.8)	(980.2)	(628.6)	—	(3,680.6)
Trade and other payables	—	(51.7)	(3.6)	—	(460.3)	3.6	(512.0)
Corporate income tax payable	—	—	—	—	(375.3)	—	(375.3)
Deferred tax liabilities	—	—	—	—	(680.3)	—	(680.3)
Provision for post-employment benefits	—	—	—	—	(335.6)	—	(335.6)
Provisions for liabilities and charges	—	—	—	—	(136.6)	—	(136.6)
	(435.0)	(1,093.7)	(598.4)	(980.2)	(2,616.7)	3.6	(5,720.4)
Net intercompany (payable)/receivable	(113.2)	(2,584.2)	443.3	991.1	1,263.0	—	—
Net assets/(liabilities)	6,811.0	7,877.5	(167.3)	(3.6)	13,736.5	(21,193.5)	7,060.6

Attributable to:
Equity share owners’ funds	6,811.0	7,877.5	(167.3)	(3.6)	13,486.9	(21,193.5)	6,811.0
Non-controlling interests	—	—	—	—	249.6	—	249.6
Total equity	6,811.0	7,877.5	(167.3)	(3.6)	13,736.5	(21,193.5)	7,060.6

Note

[2]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.